UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2014

SALON MEDIA GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26395	94-3228750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 Market Street, Room 528 San Francisco, CA 94102 (Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 645-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Stockholder Director Nominations

Salon Media Group, Inc. (the “Company”) has set March 13, 2014 as the date of its annual meeting of stockholders and the close of business on February 7, 2014 as the record date for determining stockholders entitled to receive notice of and to vote at the annual meeting.

Because the Company did not hold an annual meeting in 2013, we are informing our stockholders of deadlines for the submission of stockholder proposals and director nominees for consideration at our annual meeting. Proposals by stockholders and submissions by stockholders of director nominees for consideration at the annual meeting should be submitted in writing to the Company’s Corporate Secretary at: Salon Media Group, Inc., Attn: Corporate Secretary, 870 Market Street, Room 528, San Francisco, CA 94102. For all proposals and nominations by stockholders to be timely, regardless of whether the proposals or nominations are intended for inclusion in the proxy statement for the annual meeting, a stockholder’s notice must be delivered to, or mailed and received by, the Company’s Corporate Secretary on or before the Company’s close of business on January 20, 2014. Any stockholder proposal or director nomination delivered or received after the close of business on January 20, 2014 will be untimely and will not be brought before the annual meeting. Proposals by stockholders and submissions by stockholders of director nominees must also comply with the procedures set forth in the Company’s Bylaws and, if intended for inclusion in the proxy statement, all applicable rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALON MEDIA GROUP, INC.

By:	/s/ Elizabeth Hambrecht
Name:	Elizabeth Hambrecht
Title:	Interim Chief Financial Officer

Dated: January 9, 2014